Exhibit 24.2

POWER OF ATTORNEY

John Varian, Director, Versartis, Inc. (the “Company”) hereby authorizes and appoints Jeffrey L. Cleland and Joshua T. Brumm, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of him, individually and in the capacity stated below, and to file any and all amendments to the Company’s registration statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2014 (the “Registration Statement”), including any and all post-effective amendments and amendments thereto, and any subsequent registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ John Varian	Director Versartis, Inc.	March 5, 2014
John Varian